UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2004

DIGITAL ANGEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-15177

52-1233960

(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Villaume Avenue, South St. Paul, MN	55075
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code)    (651) 455-1621

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                          Completion of Acquisition or Disposition of Assets

See Item 8.01 disclosure.

Item 8.01.                                          Other Events

On October 14, 2004, Digital Angel Corporation sold 1,069,650 shares of Applied Digital common stock held by Digital Angel Corporation.  The shares of Applied Digital common stock were previously registered with the Securities and Exchange Commission and were sold at prevailing market prices through a registered broker dealer for net cash proceeds of $4.0 million.  Digital Angel Corporation acquired the stock from Applied Digital in March 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2004

/s/ James P. Santelli
Digital Angel Corporation
James P. Santelli
Vice-President of Finance and Chief Financial Officer